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                                    EXHIBIT A
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                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA


NORTHSTAR HEALTH SERVICES, INC.           )        Civil Action No. 97-0510
                                          )
                                          )
                   Plaintiff,             )        Judge Ziegler
                                          )        Magistrate Judge Sensenich
                                          )
        v.                                )
                                          )
                                          )
THOMAS W. ZAUCHA,                         )
ZAUCHA FAMILY L.P.                        )
ALICE L. ZAUCHA,                          )
COMMONWEALTH ASSOCIATES, L.P.,            )        JURY TRIAL DEMANDED
MICHAEL S. FALK,                          )
JOSEPH F. MICALLEF,                       )
BASIL J. ASCIUTTO,                        )
ANDREAS V. BELLO,                         )
LAWRENCE F. JINDRA,                       )
JAMES H. MCELWAIN,                        )
MARK G. MYKITYSHYN,                       )
ROGER J. RESCHINI, and                    )
DAVID B. WHITE                            )
                                          )
                   Defendants.            )


                                 ORDER OF COURT
                                 --------------

          AND NOW, this 5th day of May 1997, IT IS HEREBY ORDERED, ADJUDGED and DECREED that the Settlement attached hereto is entered as an Order of this Court. This Court shall have continuing jurisdiction to enforce the terms of the Settlement.

                                   /s/ Donald E. Ziegler
                                   -------------------------
                                   Donald E. Ziegler
                                   Chief Judge







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                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA



NORTHSTAR HEALTH SERVICES, INC.               )      Civil Action No. 97-0510
                                              )
                                              )
                   Plaintiff,                 )      Judge Ziegler
                                              )      Magistrate Judge Sensenich
                                              )
           v.                                 )
                                              )
                                              )
THOMAS W. ZAUCHA,                             )
ZAUCHA FAMILY L.P.                            )
ALICE L. ZAUCHA,                              )
COMMONWEALTH ASSOCIATES, L.P.,                )      JURY TRIAL DEMANDED
MICHAEL S. FALK,                              )
JOSEPH F. MICALLEF,                           )
BASIL J. ASCIUTTO,                            )
ANDREAS V. BELLO,                             )
LAWRENCE F. JINDRA,                           )
JAMES H. MCELWAIN,                            )
MARK G. MYKITYSHYN,                           )
ROGER J. RESCHINI, and                        )
DAVID B. WHITE                                )
                                              )
                   Defendants.                )


                                   SETTLEMENT
                                   ----------

          This Settlement, by and between Steven N. Brody, Charles B. Jarrett, Jr., Timothy C. Pesci, Robert J. Smallacombe, and David D. Watson, individually (collectively and hereinafter referred to as the "Brody Board"), and Thomas W. Zaucha, Zaucha Family L.P., Alice L. Zaucha, Commonwealth Associates, L.P., Michael S. Falk, Joseph F. Micallef, Basil J. Asciutto, Andreas V. Bello, Lawrence F. Jindra, James H. McElwain, Mark G. Mykityshyn, Roger G. Reschini, and David B. White, individually, (collectively and hereinafter referred to as the "Zaucha Group").




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The Brody Board and Zaucha Group are collectively referred to herein as "the
Parties."

          1. The Parties have sought and will diligently pursue an expedited resolution of the Delaware Section 225 Action before the Delaware Chancery Court.

          2. The Parties agree to stay the dispute entitled Northstar Health Services, Inc. v. Thomas W. Zaucha et al. (C.A. No. 97-0510 W.D. Pa.) (the "Western District Action"), pending the outcome of the claims and counterclaims filed in a Section 225 Action in Delaware Chancery Court entitled Thomas W. Zaucha v. Steven N. Brody, et al. (C.A. No. 15638) and scheduled for hearing on May 7, 1997 (the "Delaware Section 225 Action").

          3. Each party agrees to pay all of their own attorney fees and expenses incurred from and after March 28, 1997, arising in connection with the Delaware Section 225 Action and in connection with the Western District Action. Only the successful board ("Successful Board" means the party ultimately found to be in control of Northstar Health Services, Inc. after the final resolution of the Delaware Section 225 Action (including the resolution of all appeals)), will be entitled to seek reimbursement of those fees and expenses from Northstar Health Services, Inc.

          4. The Parties agree to be bound by the decision of the trial court in the Delaware Section 225 Action, such that whichever Board is confirmed by the Delaware trial court immediately assumes control of Northstar Health Services, Inc.



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The right to appeal the Delaware trial court's decision is retained by the
Defeated Board ("Defeated Board" means the Board not deemed by the Delaware trial court to be in control of Northstar Health Services, Inc.) but this right to appeal does not, in any way, delay the assumption of control of Northstar by the Successful Board. If the Zaucha Board is the Successful Board, Northstar and the Brody Board agree that they will dismiss with prejudice the entire Western District Action.

          5. During the Interim Period ("Interim Period" means the period commencing March 28, 1997 following the hearing before Judge Ziegler through the resolution of the Delaware Section 225 Action by the Chancery Court scheduled for May 7, 1997), the parties agree to the following:

                  a. The Company shall not take any action that requires Board Approval without the mutual consent of the Brody Board and the Zaucha Board ("Board Approval" means action for which there is a requirement under federal or Delaware law or the Articles or Bylaws of the Company that an approval by the Board is necessitated before a certain action of the company can commence). The Parties will cooperate to the extent that Board Approval is required.

                  b.          No Company  funds will be expended  in  connection
                              with  the  Delaware  225  action,   including  any
                              appeals, or the Western District Action. During




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                              the Interim Period,  Company funds may be paid for
                              services rendered in connection with the proxy solicitation contest provided that such services were rendered prior to March 28, 1997. During the Interim Period, Company funds will continue to be paid to all vendors, suppliers and other contract holders provided their services are provided to Northstar Health Services, Inc. in the ordinary course of business.

                  c. It is agreed that the person who shall be responsible for the management of the Company during this Interim Period will be David Watson. Mr. Watson shall remain President of the Company with authority limited to those routine day-to-day operations of the Company necessary to maintain the Company, during the Interim Period. Mr. Watson will be acting in the capacity of a caretaker, preserving the Company for the management ultimately determined by the Delaware Section 225 Action.

                  d. No payments shall be made pursuant to any consulting or other agreements for services rendered after March 28, 1997, to either Mr. Brody or Mr. Smallacomb under their consulting and/or employment agreements.




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                  e.          The Parties acknowledge that the transcript of the
                              March 28, 1997 proceeding has been submitted to the U.S. Securities and Exchange Commission. The Parties also acknowledge that they were unable to agree upon the language for a press release
                              summarizing   the  March  28,   1997   proceeding;
                              therefore, no press release was filed.


                  f. The Parties agree not to issue any press releases relating to the Western District Action until the Delaware Section 225 Chancery Court proceeding is completed. ("Press Release" shall mean any written statement delivered by the parties or their agents or employees to members of the press.)


          6. This Settlement and the transcript of the March 28 Agreement constitute the entire understanding and agreement of the parties with respect to the matters which are the subject thereof. Any promises or conditions, whether written or oral, not specifically incorporated herein or in the March 28 Agreement, shall not be binding upon any of the parties hereto with respect to the matters contained herein.

          7. The parties consent to the continuing jurisdiction of this Court to enforce the terms of this Order and Settlement Agreement. In the event of a breach of this Settlement by any party hereto, the prevailing party in any action to enforce its



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rights hereunder shall be entitled to recover all costs and expenses,  including reasonable attorneys' fees.





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